Exhibit (a)(1)(ii)

The Instructions accompanying this Letter of Transmittal should be read carefully before this Letter of Transmittal is completed. The Information Agent or the Depositary can assist you in completing this Letter of Transmittal (see the back cover of this document for addresses and telephone numbers).

LETTER OF TRANSMITTAL

for Deposit of Common Shares of

AUGUSTA RESOURCE CORPORATION

Pursuant to the Offer and Circular dated February 10, 2014, made by

HUDBAY MINERALS INC.,

THE OFFER IS OPEN FOR ACCEPTANCE UNTIL 5:00 P.M. (TORONTO TIME) ON MARCH 19, 2014 (THE “EXPIRY TIME”), UNLESS EXTENDED OR WITHDRAWN.

This letter of transmittal (the “Letter of Transmittal”) (or a manually signed facsimile copy hereof), properly completed and duly executed in accordance with the instructions set out herein, together with all other required documents, must accompany the share certificates (“Augusta Share Certificates”) representing common shares (“Augusta Shares”) of Augusta Resource Corporation (“Augusta”), including any Augusta Shares that may become issued and outstanding after the date of the Offer but before the Expiry Time upon the exercise, exchange or conversion of any securities of Augusta exercisable or exchangeable for, convertible into or otherwise conferring a right to acquire, any Augusta Shares or other securities of Augusta, including, without limitation, any option, warrant or convertible debenture, together with the associated rights issued under Augusta’s shareholder rights plan agreement dated as of April 19, 2013 between Augusta and Computershare Investor Services Inc., deposited pursuant to the offer dated February 10, 2014 (the “Offer”), made by HudBay Minerals Inc. (“Offeror”), to purchase, on the terms and subject to the conditions set out in the Offer and Circular (as defined herein), all of the issued and outstanding Augusta Shares, other than any Augusta Shares held directly or indirectly by the Offeror and its affiliates, for consideration per Augusta Share of 0.315 of a common share of the Offeror.

The terms and conditions of the Offer set forth in the Offeror’s offer to purchase and take-over bid circular dated February 10, 2014 (the “Offer and Circular”) are incorporated by reference into this Letter of Transmittal. Capitalized terms not otherwise defined herein, shall have the meanings ascribed to them in the Offer and Circular. The Offer and Circular contains important information and Augusta Shareholders are urged to read the Offer and Circular in their entirety.

This Letter of Transmittal is to be used for the deposit of registered Augusta Shares. Depositing Augusta shareholders may use this Letter of Transmittal if Augusta Share Certificates are to be forwarded herewith. A non-registered shareholder does not hold shares in its name; rather such shares are held through an investment advisor, stockbroker, bank, trust company or other nominee or clearing agency, such as CDS (each an “Intermediary”). If you are a non-registered shareholder, you should contact your Intermediary if you have questions regarding this process and carefully follow the instructions from the Intermediary that holds shares on your behalf in order to submit your shares.

Augusta Shareholders may also accept the Offer by (i) following the procedures for book-entry transfer established by CDS Clearing and Depository Services Inc. (“CDS”), provided that a Book-Entry Confirmation through the CDS on-line tendering system pursuant to which book-entry transfers through CDS may be effected (“CDSX”) is received by the depositary appointed for the Offer, being Equity Financial Trust Company (the “Depositary”) at its office in Toronto, Ontario, Canada prior to the Expiry Time, or (ii) following the procedures for book-entry transfer established by the Depository Trust Company (“DTC”), provided that a Book-Entry Confirmation, together with an Agent’s Message in respect thereof, or a properly completed and duly executed Letter of Transmittal and any other required documents are received by the Depositary at its office in Toronto, Ontario,

Canada prior to the Expiry Time. Augusta Shareholders accepting the Offer through book-entry transfer must ensure that such documents or Agent’s Message(s) are received by the Depositary prior to the Expiry Time. See Section 3 of the Offer, “Manner of Acceptance — Acceptance by Book-Entry Transfer.”

The Depositary or the Information Agent (the addresses and telephone numbers of which are on the back cover of this Letter of Transmittal) can assist you in completing this Letter of Transmittal. An Augusta shareholder who wishes to deposit Augusta Shares pursuant to the Offer and whose Augusta Shares are registered in the name of an investment advisor, stockbroker, bank, trust company or other nominee should immediately contact such nominee in order to take the necessary steps to be able to deposit such Augusta Shares pursuant to the Offer.

If an Augusta Shareholder wishes to deposit Augusta Shares pursuant to the Offer and (a) the certificate(s) representing the Augusta Shares are not immediately available, (b) the Augusta Shareholder cannot complete the procedure for book-entry transfer of such Augusta Shares on a timely basis, or (c) the certificate(s) and all other required documents cannot be delivered to the Depositary at or prior to the Expiry Time, such Augusta Shares nevertheless may be deposited validly under the Offer by following the procedures for guaranteed delivery as set forth in Section 3 of the Offer, “Manner of Acceptance — Procedures for Guaranteed Delivery”. See Instruction 2 of this Letter of Transmittal.

DELIVERY OF THIS LETTER OF TRANSMITTAL TO AN ADDRESS OTHER THAN AS SET FORTH ON THE BACK COVER OF THIS LETTER OF TRANSMITTAL WILL NOT CONSTITUTE A VALID DELIVERY TO THE DEPOSITARY. YOU MUST SIGN THIS LETTER OF TRANSMITTAL IN THE APPROPRIATE SPACE PROVIDED BELOW, WITH SIGNATURE GUARANTEE IF REQUIRED. IF YOU ARE A U.S. HOLDER (AS DEFINED IN INSTRUCTION 7 OF THIS LETTER OF TRANSMITTAL), YOU MUST ALSO EITHER COMPLETE THE SUBSTITUTE FORM W-9 SET FORTH BELOW OR, IF YOU HAVE A U.S. ADDRESS BUT ARE NOT CONSIDERED A U.S. PERSON FOR U.S. FEDERAL TAX PURPOSES, COMPLETE A FORM W-8. SEE INSTRUCTION 7.

Please read carefully the Instructions set forth below before completing this Letter of Transmittal.

TO:	HudBay Minerals Inc.

AND TO:	Equity Financial Trust Company

The undersigned hereby deposits the Augusta Shares listed below and, subject only to the provisions of the Offer regarding withdrawal of deposited Augusta Shares, irrevocably accepts the Offer for such Augusta Shares upon the terms and subject to the conditions set forth in this Letter of Transmittal and the Offer and Circular (including if the Offer is extended or amended, the terms and conditions of such extension or amendment), receipt of which is hereby acknowledged.

Box 1

DESCRIPTION OF AUGUSTA SHARES DEPOSITED

Augusta Share Certificate Number(s)	Name(s) in which Augusta Shares are Registered (Please fill in exactly as name(s) appear on certificate(s))	Number of Augusta Shares Represented by Certificate*	Number of Augusta Shares Deposited**

Total of Augusta Shares

*                                         Need not be completed if transfer is made by book entry.

**                                  Unless otherwise indicated, it will be assumed that all Augusta Shares evidenced by any Augusta Share Certificates delivered to the Depositary are being deposited. See Instruction 3.

IN THE EVENT THAT RIGHTS ISSUED UNDER THE SHAREHOLDER RIGHTS PLAN HAVE SEPARATED AND YOU ARE IN RECEIPT OF RIGHTS CERTIFICATES, THEY MUST BE DEPOSITED WITH THE ABOVE DEPOSITED AUGUSTA SHARES. PLEASE REFER TO “MANNER OF ACCEPTANCE” IN SECTION 3 OF THE OFFER AND “SHAREHOLDER RIGHTS PLAN” IN SECTION 6 OF THE CIRCULAR FOR FURTHER DETAILS.

Box 2

DESCRIPTION OF RIGHTS CERTIFICATES DEPOSITED

Rights Certificate Number(s)	Name(s) in which SRP Rights are Registered	Number of SRP Rights Represented by Certificate	Number of SRP Rights Deposited*

Total of SRP Rights:

*                 Unless otherwise indicated, it will be assumed that all SRP Rights evidenced by any Rights Certificates delivered to the Depositary are being deposited.

Subject to, and effective on and after the date that the Offeror takes up and pays for the Augusta Shares deposited herewith in accordance with the terms of the Offer, the undersigned hereby sells, assigns and transfers to, or upon the order of, the Offeror all right, title and interest in and to all Augusta Shares deposited hereby (the “Deposited Shares”) and in and to all rights and benefits arising from such Deposited Shares including, without limitation, any and all dividends, distributions, payments, securities, property or other interests that may be declared, paid, accrued, issued, distributed, made or transferred on or in respect of the Deposited Shares or any of them after February 11, 2014 (being the date the Offer is open for acceptance), including, without limitation, any dividends, distributions or payments on such dividends, distributions, payments, securities, property or other interests and any securities, property or other interests for which such Deposited Shares may be exercised, exchanged or converted (collectively, “Distributions”). If, on or after February 11, 2014, Augusta should declare, set aside or pay any dividend or declare, make or pay any other distribution or payment on or declare, allot, reserve or issue any securities, rights or other interests with respect to any Augusta Shares, which is or are payable or distributable to Augusta Shareholders on a record date prior to the date of transfer into the name of the Offeror or its nominee or transferee on the securities register maintained by or on behalf of Augusta in respect of Augusta Shares accepted for purchase under the Offer, then (and without prejudice to the Offeror’s rights under Section 4 of the Offer, “Conditions of the Offer”) any such dividend, distribution or payment of securities, property, rights, assets or other interests will be received and held by the depositing Augusta Shareholder for the account of the Offeror and will be promptly remitted and transferred by the depositing Augusta Shareholder to the Depositary for the account of the Offeror, accompanied by appropriate documentation of transfer. Pending such remittance, the Offeror will be entitled to all rights and privileges as the owner of any such dividend, distribution or payment of securities, property, rights, assets or other interests and may withhold the entire purchase price payable by the Offeror under the Offer or deduct from the consideration payable by the Offeror under the Offer the amount or value thereof, as determined by the Offeror in its sole discretion.

The execution of this Letter of Transmittal or the making of a book-entry transfer in accordance with Section 3 of the Offer, “Manner of Acceptance - Acceptance by Book-Entry Transfer”, irrevocably appoints each officer of the Offeror and any other person designated by the Offeror in writing as the true and lawful agent, attorney and attorney-in-fact and proxy of the holder of the Deposited Shares deposited pursuant to the Offer and purchased by the Offeror (the “Purchased Shares”), and with respect to any and all Distributions thereon which may be declared, paid, accrued, issued, distributed, made or transferred on or in respect of the Purchased Shares or any of them after February 11, 2014 except as otherwise indicated in Section 10 of the Offer, “Changes in Capitalization, Dividends, Distributions and Liens”.

Such power of attorney shall be effective on or after the date that the Offeror takes up and pays for the Purchased Shares, with full power of substitution and resubstitution (such powers of attorney, being coupled with an interest, being irrevocable), to, in the name of and on behalf of such Augusta Shareholder: (a) register or record the transfer and/or cancellation of Purchased Shares and Distributions on the appropriate registers maintained by or on behalf of Augusta; (b) for so long as any such Purchased Shares are registered or recorded in the name of such Augusta Shareholder, to exercise any and all rights of such Augusta Shareholder including, without limitation, the right to vote, execute and deliver, as and when requested by the Offeror, any instruments of proxy, authorizations, resolutions or consents in form and on terms satisfactory to the Offeror in respect of any Purchased Shares and Distributions, to revoke any such instrument, authorization, resolution or consent, or to designate in any such instrument, authorization, resolution or consent any person or persons as the proxyholder of such Augusta Shareholder in respect of such Purchased Shares or Distributions for all purposes including, without limitation, in connection with any meeting (whether annual, special or otherwise or any adjournments or postponements thereof, including, without limitation, any meeting to consider a Subsequent Acquisition Transaction) of holders of relevant securities of Augusta; (c) execute, endorse and negotiate any cheques or other instruments representing any Distributions payable to or to the order of, or endorsed in favour of, a holder of Purchased Shares or Distributions; (d) exercise any rights of a holder of Purchased Shares and Distributions with respect to such Purchased Shares and Distributions; and (e) execute all such further and other documents, transfers or other assurances as may be necessary or desirable in the sole judgment of the Offeror to effectively convey such Purchased Shares and Distributions to the Offeror.

An Augusta Shareholder who executes this Letter of Transmittal (or who deposits Augusta Shares by making a book-entry transfer) also agrees, effective on and after the date the Offeror takes up and pays for Purchased Shares, not to vote any of the Purchased Shares or Distributions at any meeting (whether annual, special or otherwise or any adjournments or postponements thereof, including, without limitation, any meeting to consider a Subsequent Acquisition Transaction) of holders of relevant securities of Augusta and not to exercise any or all of the other rights or privileges attached to the Purchased Shares or Distributions and agrees to execute and deliver to the Offeror any and all instruments of proxy, authorizations or consents, in form and on terms satisfactory to the Offeror, in respect of all or any of the Purchased Shares or Distributions, and to designate in such instruments of proxy the person or persons specified by the Offeror as the proxy or the proxy nominee or nominees of the holder in respect of the Purchased Shares or Distributions. Upon such appointment, all prior proxies and other authorizations (including, without limitation, all appointments of any agent, attorney or attorney-in-fact) or consents given by the holder of such Purchased Shares or Distributions with respect thereto shall be revoked and no subsequent proxies or other authorizations or consents may be given by such person with respect thereto.

The acceptance of the Offer pursuant to the procedures described herein constitute a binding agreement between the depositing Augusta Shareholder and the Offeror, effective immediately following the time at which the Offeror takes up Augusta Shares deposited by such Augusta Shareholder, upon the terms and subject to the conditions of the Offer, including the depositing Augusta Shareholder’s representation and warranty that: (i) such person has full power and authority to deposit, sell, assign and transfer the Augusta Shares (and any Distributions) being deposited and all interests therein and has not sold, assigned or transferred or agreed to sell, assign or transfer any of such Augusta Shares or Distributions (or interests therein) to any other person, (ii) such Augusta Shareholder depositing the Augusta Shares (and any Distributions), or on whose behalf such Augusta Shares (and any Distributions) are being deposited, has good title to and is the beneficial owner of the Augusta Shares (and any Distributions) being deposited within the meaning of applicable Laws, (iii) the deposit of such Augusta Shares (and any Distributions) complies with applicable Laws, and (iv) when such deposited Augusta Shares (and any Distributions) are taken up and paid for by the Offeror, the Offeror will acquire good title thereto free and clear of all liens, restrictions, charges, encumbrances, claims, adverse interests, equities and rights of other persons.

If, prior to the Expiry Time, the consideration being offered for the Augusta Shares under the Offer is increased, the increased consideration will be paid to all depositing Augusta Shareholders whose Augusta Shares are taken up under the Offer, whether or not taken up before or after such variation. The undersigned recognizes that, subject to the limitations set out in the Offer and Circular, the Offeror reserves the right in its sole discretion, at any time and from time to time, to extend, withdraw or terminate the Offer and to not take up and pay for any Augusta Shares deposited under the Offer unless each of the conditions of the Offer is satisfied or waived at or prior to the Expiry Time. See Section 4 of the Offer, “Conditions of the Offer”.

An Augusta Shareholder accepting the Offer covenants to execute, upon request of the Offeror, any additional documents, transfers and other assurances as may be necessary or desirable to complete the sale, assignment and transfer of the Purchased Shares or Distributions to the Offeror and acknowledges that all authority therein conferred or agreed to be conferred may be exercised during any subsequent legal incapacity of such holder and shall, to the extent permitted by Law, survive the death or incapacity, bankruptcy or insolvency of the Augusta Shareholder and all obligations of the Augusta Shareholder therein shall be binding upon the heirs, executors, administrators, attorneys, personal representatives, successors and assigns of such Augusta Shareholder.

Unless otherwise required or permitted by applicable Laws, any Augusta Shares deposited in acceptance of the Offer may be withdrawn by or on behalf of the depositing Augusta Shareholder: (a) at any time before the Deposited Shares have been taken up by the Offeror pursuant to the Offer; (b) if the Deposited Shares have not been paid for by the Offeror within three business days after having been taken up; or (c) at any time before the expiration of ten days from the date upon which either: (i) a notice of change relating to a change that has occurred in the information contained in the Offer or the Circular, as amended from time to time, that would reasonably be expected to affect the decision of an Augusta Shareholder to accept or reject the Offer (other than a change that is not within the control of the Offeror or of an affiliate of the Offeror, unless it is a change in a material fact relating to the Hudbay Shares), in the event that such change occurs before the Expiry Time or after the Expiry Time but before the expiry of all rights of withdrawal in respect of the Offer; or (ii) a notice of variation concerning a variation in the terms of the Offer (other than a variation consisting solely of an increase in the consideration offered for the Augusta Shares where the Expiry Time is not extended for more than ten days) is mailed, delivered or otherwise properly communicated to the Depositary (subject to abridgement of that period pursuant to such order or orders or other forms of relief as may be granted by applicable courts or securities regulatory authorities) and only if such Deposited Shares have not been taken up by the Offeror in advance of the receipt of such communication by the Depositary.

Withdrawals of Deposited Shares must be effected by notice of withdrawal made by or on behalf of the depositing Augusta Shareholder in writing and must be actually received by the Depositary at the place of deposit before such Deposited Shares are taken up and paid for. Notice of withdrawal: (a) must be made by a method, including facsimile transmission, that provides the Depositary with a written or printed copy, (b) must be signed by or on behalf of the person who signed this Letter of Transmittal accompanying the Deposited Shares that are to be withdrawn, (c) must specify such person’s name, the number of Deposited Shares to be withdrawn, the name of the registered holder and the certificate number shown on each certificate representing the Deposited Shares to be withdrawn, and (d) must be actually received by the Depositary at the place of deposit of the applicable Deposited Shares (or Notice of Guaranteed Delivery in respect thereon). Any signature in a notice of withdrawal must be guaranteed by an Eligible Institution in the same manner as in this Letter of Transmittal (as described in the instructions and rules set out therein), except in the case of Augusta Shares deposited for the account of an Eligible Institution.

The Offeror will pay for Augusta Shares validly deposited under the Offer and not withdrawn by providing the Depositary with sufficient Hudbay Shares for transmittal to depositing Augusta Shareholders. Under no circumstances will interest accrue or any amount be paid by the Offeror or the Depositary to persons depositing Augusta Shares on the purchase price of Augusta Shares purchased by the Offeror, regardless of any delay in making such deliveries.

The Depositary will act as the agent of persons who have deposited Augusta Shares in acceptance of the Offer for the purposes of receiving payment from the Offeror and transmitting such payment to such persons, and receipt of payment by the Depositary will be deemed to constitute receipt of payment by persons depositing Augusta Shares under the Offer.

Settlement with each Augusta Shareholder who has deposited (and not properly withdrawn) Augusta Shares under the Offer will be made by the Depositary delivering or causing to be delivered certificates representing Hudbay Shares, in the amounts to which the person depositing Augusta Shares is entitled. Unless otherwise directed by this Letter of Transmittal, the certificates will be issued in the name of the registered holder of the Augusta Shares so deposited. Unless the person depositing the Augusta Shares instructs the Depositary to hold the certificates for pick-up by checking the appropriate box below, the certificates will be forwarded by first class mail to such person at the address specified below. If no such address is specified, the certificates will be sent to the address of the registered holder as shown on the securities register maintained by or on behalf of Augusta. Pursuant to applicable Laws, the Offeror may, in certain circumstances, be required to make withholdings from the amount otherwise payable to an Augusta Shareholder.

Any Deposited Shares not taken up and paid for by the Offeror pursuant to the terms and conditions of the Offer for any reason will be returned to the depositing Augusta Shareholder promptly following the Expiry Time or the termination or withdrawal of the Offer, by either: (a) returning the deposited certificates representing the Augusta Shares not purchased (and other relevant documents) or (b) in the case of Augusta Shares deposited by book-entry transfer pursuant to the procedures set forth under Section 3 of the Offer, “Manner of Acceptance — Acceptance by Book-Entry Transfer”, such Augusta Shares will be credited to the depositing Augusta Shareholder’s Participant’s account maintained by CDS or DTC, as applicable. Certificates (and any other relevant documents) will be forwarded by first-class mail in the name of and to the address specified by the Augusta Shareholder in this Letter of Transmittal or, if such name or address is not so specified, in such name and to such address as shown on the share register maintained by Augusta or its transfer agent, promptly after the termination of the Offer.

By reason of the use by the undersigned of an English language form of Letter of Transmittal, the undersigned shall be deemed to have required that any contract evidenced by the Offer as accepted through this Letter of Transmittal, as well as all documents related thereto, be drawn exclusively in the English language. En raison de l’usage d’une lettre d’envoi en langue anglaise par le soussigné, le soussigné et les destinataires sont présumés avoir requis que tout contrat attesté par l’offre acceptée par cette lettre d’acceptation et d’envoi, de même que tous les documents qui s’y rapportent, soient rédigés exclusivement en langue anglaise.

AUGUSTA SHAREHOLDER INFORMATION AND INSTRUCTIONS

Before signing this Letter of Transmittal, please review carefully and complete the following boxes, as appropriate.

BLOCK A

REGISTRATION INSTRUCTIONS

The  Hudbay Shares issuable pursuant to the Offer and/or Augusta Share Certificates not deposited or accepted for exchange are to be delivered in the name of:

(Name)

(Street Address and Number)

(City and Province or State)

(Country and Postal (or Zip) Code)

(Telephone — Business Hours)

(Tax Identification Number, Social
Security Number or Social insurance Number)

(See Substitute Form W-9 included herein)

BLOCK B

DELIVERY INSTRUCTIONS

Send the Hudbay Shares issuable pursuant to the Offer and/or Augusta Share Certificates not deposited or accepted for exchange (unless Block C is checked) to:

☐    Same as address in Block A (check box) or to:

(Name)

(Street Address and Number

(City and Province or State)

(Country and Postal (or Zip) Code)

(Telephone — Business Hours)

BLOCK C

SPECIAL PICK-UP INSTRUCTIONS

☐            HOLD THE HUDBAY SHARES AND/OR AUGUSTA SHARE CERTIFICATES NOT DEPOSITED OR ACCEPTED FOR EXCHANGE FOR PICK-UP AT THE OFFICE OF THE DEPOSITARY WHERE THIS LETTER OF TRANSMITTAL IS DEPOSITED (check box)

BLOCK D

STATUS AS A U.S. HOLDER

INDICATE WHETHER YOU ARE A U.S. HOLDER OR ARE ACTING ON BEHALF OF A U.S. HOLDER.

A “U.S. Holder” is an Augusta shareholder meeting the definition in Instruction 7.

☐            The person signing this Letter of Transmittal represents that it is not a U.S. Holder and is not acting on behalf of a U.S. Holder.

☐            The person signing this Letter of Transmittal is a U.S. Holder or is acting on behalf of a U.S. Holder.

IF YOU ARE A U.S. HOLDER OR ACTING ON BEHALF OF A U.S. HOLDER, IN ORDER TO AVOID U.S. FEDERAL BACKUP WITHHOLDING TAX ON PAYMENTS MADE PURSUANT TO THE OFFER, YOU MUST FURNISH A SUBSTITUTE FORM W-9. (SEE INSTRUCTION 7)

BLOCK E

DEPOSIT PURSUANT TO NOTICE OF GUARANTEED DELIVERY

☐            CHECK HERE IF AUGUSTA SHARES ARE BEING DEPOSITED PURSUANT TO A NOTICE OF GUARANTEED DELIVERY PREVIOUSLY SENT TO THE DEPOSITARY AND COMPLETE THE FOLLOWING:

(Name of Registered Holder)

(Date of Execution of Notice of Guaranteed Delivery)

(Window Ticket Number, if any)

(Name of Institution which Guaranteed Delivery)

BLOCK F

INVESTMENT DEALER OR BROKER SOLICITING ACCEPTANCE OF THE OFFER

Complete, if applicable, in accordance with Instruction 6.

The owner signing this Letter of Transmittal represents that the investment dealer or broker who solicited and obtained this deposit is:

(Firm)	(Telephone Number)

(Address)	(Facsimile Number)

(Address)	(Registered Representative Identification Number)

(Registered Representative)

AUGUSTA SHAREHOLDER SIGNATURE

Signature guaranteed by (if required under Instruction 1):	Dated:

Authorized Signature of Guarantor	Signature of Augusta shareholder or Authorized Representative (See instruction 4)

Name of Guarantor (please print or type)	Name of Augusta shareholder (please print or type)

Address of Guarantor (please print or type)	Daytime Telephone Number and Facsimile Number of Augusta shareholder

Social Insurance Number or Social Security Number or Taxpayer Identification Number of Augusta shareholder

Name of Authorized Representative, if applicable (please print or type)

Daytime Telephone Number and Facsimile Number of Authorized Representative

INSTRUCTIONS

FORMING PART OF THE TERMS AND CONDITIONS OF THE OFFER

1.     Signature Guarantees. If this Letter of Transmittal is signed by a person other than the registered holder(s) of Augusta Shares deposited herewith, or if deposited Augusta Shares not purchased are to be returned to a person other than such registered holder(s) or sent to an address other than the address of the registered holder(s) as shown in the register of Augusta Shareholders maintained by or on behalf of Augusta, or if the certificate representing Hudbay Shares is to be delivered in the name of a person other than the registered holder(s) of the Augusta Shares deposited herewith, such signature must be guaranteed by an Eligible Institution (as defined below) (except that no guarantee is required if the signature is that of an Eligible Institution) or in some other manner acceptable to the Depositary.

An “Eligible Institution” means a Canadian Schedule I chartered bank, a broker or other entity which is a member in good standing of a recognized Medallion program approved by the Securities Transfer Association, including the Securities Transfer Association Medallion Program (STAMP), a member of the Stock Exchanges Medallion Program (SEMP) or a member of the New York Stock Exchange, Inc. Medallion Signature Program (MSP), acceptable to the Depositary; Members of these programs are usually members of a recognized stock exchange in Canada and/or the United States, members of the Investment Industry Regulatory Organization of Canada, members of the National Association of Securities Dealers or banks or trust companies in the United States.

2.     Requirements of Deposit. This Letter of Transmittal (or a manually signed facsimile copy hereof), properly completed and duly executed as required by the instructions set forth below, together with accompanying Augusta Share Certificates evidencing deposited Augusta Shares (or, in the case of a book-entry transfer, a Book-Entry Confirmation through the CDSX system (in the case of Augusta Shares held in CDS) or an Agent’s Message (in the case of Augusta Shares held in DTC)) and all other documents required by the terms of the Offer and this Letter of Transmittal, must be received by the Depositary at the address of its office in Toronto, Ontario, Canada prior to the Expiry Time for the Offer unless the Offer is extended or withdrawn or unless the procedures for guaranteed delivery set forth below are employed. Augusta Shareholders accepting the Offer using book-entry transfer must ensure that the required documents are sent to the Depositary at its office in Toronto, Ontario, Canada.

If an Augusta Shareholder wishes to deposit Augusta Shares pursuant to the Offer and (a) the certificate(s) representing the Augusta Shares are not immediately available, (b) the Augusta Shareholder cannot complete the procedure for book-entry transfer of such Augusta Shares on a timely basis, or (c) the certificate(s) and all other required documents cannot be delivered to the Depositary at or prior to the Expiry Time, such Augusta Shares nevertheless may be deposited validly under the Offer provided that all of the following conditions are met: (i) the deposit is made by or through an Eligible Institution; (ii) a properly completed and duly executed Notice of Guaranteed Delivery (or a manually signed facsimile thereof) with any required signature guarantees, is received by the Depositary at its office specified in the Notice of Guaranteed Delivery at or before the Expiry Time; (iii) the certificate(s) or the DRS Advice(s) representing deposited Augusta Shares, and, if the Separation Time (as defined in “Shareholder Rights Plan” in Section 6 of the Circular) has occurred before the Expiry Time and Rights Certificates have been distributed to Shareholders before the Expiry Time, the Rights Certificate(s) representing the deposited SRP Rights (as defined in “Shareholder Rights Plan” in Section 6 of the Circular), in proper form for transfer, together with this Letter of Transmittal (or a manually executed facsimile thereof), properly completed and duly executed, together with any required signature guarantees, and all other documents required by this Letter of Transmittal are received by the Depositary at or prior to 5:00 p.m. (Toronto time) on the third trading day on the TSX after the Expiry Time; To constitute delivery for the purpose of satisfying a guaranteed delivery, this Letter of Transmittal and accompanying share certificate(s) or DRS Advice(s) must be delivered to the Toronto, Ontario office of the Depositary; and (iv) in the case of SRP Rights where the Separation Time has occurred before the Expiry Time but Rights Certificates have not been distributed to Shareholders before the Expiry Time, the Rights Certificate(s) representing the deposited SRP Rights in proper form for transfer, together with this properly completed and duly signed Letter of Transmittal (or a manually signed facsimile copy) in accordance with the instructions set out in the Letter of Transmittal and other documents required by this Letter of Transmittal, are received at the Toronto, Ontario office of the Depositary by 5:00 p.m. (Toronto time) on or before the third trading day on the TSX after Rights Certificates are distributed to Shareholders.

To be effective, the Notice of Guaranteed Delivery may be delivered by hand or courier, transmitted by facsimile or mailed to the Depositary at its office specified in the Notice of Guaranteed Delivery and must include a guarantee by an Eligible Institution in the form set forth in the Notice of Guaranteed Delivery.

If Augusta Share Certificates are forwarded separately in multiple deliveries to the Depositary, a properly completed and duly executed Letter of Transmittal (or a manually signed facsimile copy hereof) must accompany each such delivery.

USE OF THE MAIL TO TRANSMIT THIS LETTER OF TRANSMITTAL, AUGUSTA SHARE CERTIFICATES AND ALL OTHER REQUIRED DOCUMENTS, INCLUDING DELIVERY THROUGH CDS OR DTC, IS AT THE AUGUSTA SHAREHOLDER’S RISK. IT IS RECOMMENDED THAT ALL SUCH DOCUMENTS BE DELIVERED BY HAND TO THE DEPOSITARY AND THAT A RECEIPT BE OBTAINED FOR THEIR DEPOSIT. IF DOCUMENTS ARE MAILED, IT IS RECOMMENDED THAT INSURED MAIL WITH RETURN RECEIPT OR ACKNOWLEDGEMENT OF RECEIPT BE USED AND THAT PROPER INSURANCE BE OBTAINED.

No alternative, conditional or contingent deposits will be accepted. All depositing Augusta Shareholders, by executing this Letter of Transmittal (or a manually signed facsimile copy of this Letter of Transmittal if by an Eligible Institution), waive any right to receive any notice of the acceptance of their Augusta Shares for payment. Holders of Augusta Shares registered in the name of an investment advisor, stockbroker, bank, trust company or other nominee should contact their investment advisor, stock broker, bank, trust company or other nominee for assistance in depositing their Augusta Shares.

3.     Partial Deposits (not applicable to Augusta Shareholders who tender by book-entry transfer). If fewer than all the Augusta Shares evidenced by any Augusta Share Certificate submitted are to be deposited, fill in the number of Augusta Shares which are to be deposited in the box entitled “Number of Common Shares Deposited” in Box 1 entitled “Description of Augusta Shares Deposited”. In such case, new Augusta Share Certificates for the Augusta Shares that were evidenced by your old Augusta Share Certificates, but were not deposited by you, will be sent to you as soon as practicable after the Expiry Time of the Offer. The total number of Augusta Shares evidenced by all Augusta Share Certificates will be deemed to have been deposited unless otherwise indicated. If certificates representing Augusta Shares not deposited to or purchased under the Offer are to be returned to an address other than that of the person shown in the register of Augusta Shareholders maintained by or on behalf of Augusta, complete Block B of this Letter of Transmittal.

4.     Signatures on Letter of Transmittal, Stock Powers and Endorsements. This Letter of Transmittal must be completed and signed by the registered holder of deposited Augusta Shares accepting the Offer described above or by such holder’s duly authorized representative (as described below).

If this Letter of Transmittal is signed by the registered holder(s) of the accompanying Augusta Share Certificate(s), such signature(s) on this Letter of Transmittal must correspond with the name(s) as registered or as written on the face of such Augusta Share Certificate(s) without any change whatsoever, and the Augusta Share Certificate(s) need not be endorsed. If such transmitted Augusta Share Certificate(s) are owned of record by two or more joint owners, all such owners must sign this Letter of Transmittal. If any deposited Augusta Shares are registered in different names on several Augusta Share Certificates, it will be necessary to complete, sign and submit as many separate Letters of Transmittal as there are different registrations of Augusta Share Certificates.

If this Letter of Transmittal is signed by a person other than the registered holder(s) of the accompanying Augusta Share Certificate(s), or if the Hudbay Shares are to be delivered to a person other than the registered holder(s):

a)             such deposited Augusta Share Certificate(s) must be endorsed or accompanied by an appropriate transfer power of attorney duly and properly completed by the registered holder(s); and

b)             the signature(s) on such endorsement or power of attorney must correspond exactly to the name(s) of the registered holder(s) as registered or as appearing on the Augusta Share Certificate(s) and must be guaranteed as noted in Instruction 1.

If this Letter of Transmittal or any Augusta Share Certificates or stock powers are signed by trustees, executors, administrators, guardians, attorneys-in-fact, officers of corporations or others acting in a fiduciary or representative capacity, such persons should indicate the relevant capacity when signing, and proper evidence satisfactory to the Offeror of their authority so to act must be submitted.

5.     Delivery Instructions. If any Hudbay Shares are to be sent to or, in respect of partial deposits of Augusta Shares, Augusta Share Certificates are to be returned to someone at an address other than the address of the Augusta shareholder as it appears in Block A on this Letter of Transmittal entitled “Registration Instructions”, then Block B on this Letter of Transmittal entitled “Delivery Instructions” should be completed. If Block B is not completed, any Hudbay Shares will be mailed to the depositing Augusta shareholder at the address of such holder as it appears in Block A or, if no address is provided in Block A, then it will be sent to the address of such Augusta shareholder as shown on the register of Augusta Shareholders maintained by or on behalf of Augusta. Any Hudbay Shares mailed in accordance with the Offer and this Letter of Transmittal will be deemed to be delivered and payment will be deemed to be made by the Offeror at the time of mailing.

6.     Solicitation. If a Soliciting Dealer Group has been formed with respect to the Offer, identify the investment dealer or broker, if any, who solicited acceptance of the Offer by completing Block F on this Letter of Transmittal entitled “Investment Dealer or Broker Soliciting Acceptance of the Offer”. If this deposit represents more than one beneficial holder, all beneficial holder information must be provided on a list that must accompany the deposit that must be forwarded by members of the Soliciting Dealer Group to the place of deposit in accordance with previously noted procedures.

7.     Substitute Form W-9 for U.S. Holders Only. For purposes of this Letter of Transmittal, a “U.S. Holder” means a beneficial owner of Augusta Shares that is (i) a citizen or individual resident of the U.S. for U.S. federal income tax purposes; (ii) a corporation (or an entity classified as a corporation for U.S. federal tax purposes) created or organized in or under the Laws of the U.S. or any political subdivision thereof; (iii) an estate, the income of which is subject to U.S. federal income taxation regardless of its source; or (iv) a trust if (A) a U.S. court is able to exercise primary supervision over its administration and one or more U.S. persons, within the meaning of Section 7701(a)(30) of the Code, have authority to control all of its substantial decisions or (B) it has properly elected under applicable Treasury Regulations to continue to be treated as a U.S. person.

United States federal income tax law generally requires a U.S. Holder who receives cash in exchange for Augusta Shares to provide the Depositary with its correct Taxpayer Identification Number (“TIN”), which, in the case of a U.S. Holder who is an individual, generally is the individual’s social security number. If the Depositary is not provided with the correct TIN or an adequate basis for an exemption, such holder may be subject to penalties imposed by the Internal Revenue Service and backup withholding in an amount equal to 28% of the gross proceeds of any payment received hereunder. If withholding results in an overpayment of taxes, a refund may be obtained by filing a U.S. tax return.

To prevent backup withholding, each U.S. Holder must provide its correct TIN by completing the “Substitute Form W-9” set forth in this document, which requires the Augusta shareholder to certify under penalties of perjury, (1) that the TIN provided is correct (or that such holder is awaiting a TIN), (2) that (i) the holder is exempt from backup withholding; (ii) the holder has not been notified by the Internal Revenue Service that he is subject to backup withholding as a result of a failure to report all interest or dividends; or (iii) the Internal Revenue Service has notified the holder that he is no longer subject to backup withholding; (3) that the holder is a U.S. person for U.S. federal income tax purposes (including a U.S. resident alien); and (4) that the FATCA code(s) entered on this form (if any) indicating that the holder is exempt from FATCA reporting is correct.

Exempt holders (including, among others, all corporations) are not subject to backup withholding and reporting requirements. To prevent possible erroneous backup withholding, an exempt holder must enter its correct TIN in Part 1 of Substitute Form W-9, write “Exempt” in Part 2 of such form, and sign and date the form. See the enclosed Guidelines for Certification of Taxpayer Identification Number on Substitute Form W-9 (the “W-9 Guidelines”) for additional instructions.

If Augusta Shares are held in more than one name or are not in the name of the actual owner, consult the enclosed W-9 Guidelines for information on which TIN to report. If a U.S. Holder does not have a TIN, such holder should: (i) consult the enclosed W-9 Guidelines for instructions on applying for a TIN, (ii) write “Applied For” in the space for the TIN in Part 1 of the Substitute Form W-9, and (iii) sign and date the Substitute Form W-9 and the Certificate of Awaiting Taxpayer Identification Number set forth in this document. In such case, the Depositary may withhold 28% of the gross proceeds of any payment made to such holder prior to the time a properly certified TIN is provided to the Depositary, and if the Depositary is not provided with a TIN within sixty (60) days, such amounts will be paid over to the Internal Revenue Service.

If an Augusta shareholder has a U.S. address, but is not considered a U.S. person for U.S. federal income tax purposes, such holder is required to submit an appropriate and properly completed IRS Form W-8 Certificate of Foreign Status, signed under penalties of perjury. Such appropriate IRS Form W-8 may be obtained from the Depositary.

AN AUGUSTA SHAREHOLDER WHO FAILS TO PROPERLY COMPLETE THE SUBSTITUTE FORM W-9 SET FORTH IN THIS LETTER OF TRANSMITTAL OR, IF APPLICABLE, THE APPROPRIATE IRS FORM W-8 MAY BE SUBJECT TO BACKUP WITHHOLDING OF 28% OF THE GROSS PROCEEDS OF ANY PAYMENTS MADE TO SUCH HOLDER PURSUANT TO THE OFFER. BACKUP WITHHOLDING IS NOT AN ADDITIONAL TAX. RATHER, THE TAX LIABILITY OF PERSONS SUBJECT TO BACKUP WITHHOLDING WILL BE REDUCED BY THE AMOUNT OF TAX WITHHELD. IF WITHHOLDING RESULTS IN AN OVERPAYMENT OF TAXES, A REFUND MAY BE OBTAINED BY FILING A TAX RETURN WITH THE IRS. THE DEPOSITARY CANNOT REFUND AMOUNTS WITHHELD BY REASON OF BACKUP WITHHOLDING.

TO ENSURE COMPLIANCE WITH U.S. TREASURY DEPARTMENT CIRCULAR 230, U.S. HOLDERS ARE HEREBY NOTIFIED THAT: (A) ANY DISCUSSION OF U.S. FEDERAL TAX ISSUES IN THIS DOCUMENT IS NOT INTENDED OR WRITTEN BY OFFEROR TO BE USED, AND CANNOT BE USED, BY ANY TAXPAYER FOR THE PURPOSE OF AVOIDING PENALTIES THAT MAY BE IMPOSED ON THE TAXPAYER UNDER THE U.S. INTERNAL REVENUE CODE; (B) THESE DISCUSSIONS WERE WRITTEN IN CONNECTION WITH THE PROMOTION OR MARKETING OF THE OFFER; AND (C) EACH TAXPAYER SHOULD SEEK ADVICE FROM AN INDEPENDENT TAX ADVISOR BASED ON ITS PARTICULAR CIRCUMSTANCES.

8.     Requests for Assistance or Additional Copies. Questions or requests for assistance may be directed to the Information Agent or the Depositary at the addresses and telephone numbers set forth below. Requests for additional copies of the Offer and Circular, this Letter of Transmittal and the Notice of Guaranteed Delivery may be directed to the Information Agent or the Depositary and copies will be furnished promptly at the Offeror’s expense. Augusta Shareholders may also contact their brokers, investment dealers, banks, trust companies or other nominees for assistance concerning the Offer.

9.     Lost, Destroyed or Stolen Certificates. If any Augusta Share Certificate has been lost, destroyed or stolen, this Letter of Transmittal should be completed as fully as possible and forwarded, together with a letter describing the loss, theft or destruction to the Depositary at its office in Toronto, Ontario, Canada. The Depositary will forward such letter to the transfer agent for the Augusta Shares so that the transfer agent may provide replacement instructions. Please ensure that you provide your telephone number so that the Depositary or the transfer agent for the Augusta Share Certificate may contact you. If your Augusta Share Certificate has been lost, stolen or destroyed, you must take the foregoing action sufficiently in advance of the Expiry Time in order to obtain a replacement certificate in sufficient time to permit the replacement certificate to be tendered to the Offer prior to the Expiry Time.

10.  Miscellaneous.

a)             Augusta Shareholders will not be required to pay any fee or commission if they accept the Offer by depositing their Augusta Shares directly with the Depositary or if they make use of the services of a Soliciting Dealer to accept the Offer. However an investment advisor, stock broker, bank, trust company or other nominee that is not a Soliciting Dealer and through whom an Augusta Shareholder holds Augusta Shares may charge a fee to tender any such Augusta Shares on behalf of the Augusta Shareholder. Augusta Shareholders should consult such nominee to determine whether any charges will apply. Augusta Shareholders should also contact the Depositary, the Information Agent, their investment advisor, stockbroker, bank, trust company or other nominee for assistance in accepting the Offer and in depositing the Augusta Shares with the Depositary.

b)             The Offeror will not issue fractional Hudbay Shares. Instead, where the aggregate number of Hudbay Shares to be issued under the Offer to an Augusta Shareholder would result in a fraction of a Hudbay Share being issuable, the number of Hudbay Shares to be received by such Augusta Shareholder will be rounded to the nearest whole Hudbay Share.

c)              The Offeror will not pay any fees or commissions to any broker or investment dealer or any other person for soliciting deposits of Augusta Shares, if applicable, pursuant to the Offer except as otherwise contemplated by the Offer and Circular (other than to the Dealer Manager and members of the Soliciting Dealer Group).

d)             If deposited Augusta Shares are registered in different forms (e.g., “John Doe” and “J. Doe”), a separate Letter of Transmittal should be signed for each different registration.

e)              No alternative, conditional or contingent deposits will be accepted and no fractional Augusta Shares will be purchased. All Augusta Shareholders by execution of this Letter of Transmittal, waive any right to receive any notice of the acceptance of Augusta Shares for payment, except as required by applicable laws.

f)               Before completing this Letter of Transmittal, you are urged to read the accompanying Offer and Circular and the Notice of Guaranteed Delivery and all other documents related to the Offer.

g)              All questions as to the validity, form, eligibility (including, without limitation, timely receipt) and acceptance of any Augusta Shares deposited under the Offer will be determined by the Offeror in their sole discretion. Augusta Shareholders agree that such determination will be final and binding. The Offeror reserves the right to reject any and all deposits that they determines not to be in proper form or that may be unlawful to accept under the Laws of any jurisdiction. The Offeror reserve the right to waive any defects or irregularities in the deposit of any Augusta Shares. There shall be no duty or obligation of the Offeror, the Depositary or any other person to give notice of any defects or irregularities in any deposit and no liability shall be incurred or suffered by any of them for failure to give any such notice. The Offeror’s interpretation of the terms and conditions of the Offer, this Letter of Transmittal, the Notice of Guaranteed Delivery and any other related documents will be final and binding. The Offeror reserves the right to permit the Offer to be accepted in a manner other than that set out in the Offer and Circular.

h)             If the space on this Letter of Transmittal is insufficient to list all Augusta Share Certificates for the deposited Augusta Shares additional certificate numbers and the number of deposited Augusta Shares may be included on a separate signed list affixed to this Letter of Transmittal.

i)                 The Offer and Circular and any agreement resulting from the acceptance of the Offer will be governed by and construed in accordance with and governed by the laws of the Province of Ontario and the Laws of Canada applicable therein. Each party to an agreement resulting from the acceptance of the Offer unconditionally and irrevocably attorns to the exclusive jurisdiction of the courts of the Province of Ontario and the courts of appeal therefrom.

j)                The Offeror, in its sole discretion, shall determine all questions relating to the interpretation of the Offer and Circular, this Letter of Transmittal and the Notice of Guaranteed Delivery, the validity (including time of receipt) of any acceptance of the Offer and any withdrawal of Augusta Shares, including, without limitation, the satisfaction or non-satisfaction of any condition, the validity, time and effect of any deposit of Augusta Shares or notice of withdrawal of Augusta Shares and the due completion and execution of the Letter of Transmittal or Notice of Guaranteed Delivery. The Offeror’s determination of such matters shall be final and binding for all purposes. The Offeror reserves the right to waive any defect in acceptance with respect to any particular Augusta Share or any particular Augusta Shareholder or to permit the Offer to be accepted in any manner other than as set out in the Offer. There will be no duty or obligation on the Offeror or the Depositary to give notice of any defect or irregularity in any deposit or notice of withdrawal, and no liability shall be incurred by any of them for failure to give any such notification.

THIS LETTER OF TRANSMITTAL OR A MANUALLY SIGNED FACSIMILE COPY (TOGETHER WITH AUGUSTA SHARE CERTIFICATES AND ALL OTHER REQUIRED DOCUMENTS) OR THE NOTICE OF

GUARANTEED DELIVERY OR A MANUALLY SIGNED FACSIMILE COPY MUST BE RECEIVED BY THE DEPOSITARY AT OR PRIOR TO THE EXPIRY TIME FOR THE OFFER, AS SUCH EXPIRY TIME MAY BE EXTENDED.

TO BE COMPLETED BY U.S. HOLDERS

(See “Guidelines for Certification of Taxpayer Identification Number on Substitute Form W-9” below)

Please fill out your name and address below:
SUBSTITUTE	Name:

Form W-9	Address:	-

Department of the Treasury Internal
Revenue Service
City, State and Zip Code:

Payer’s Request	Part 1 – PLEASE PROVIDE YOUR TIN IN	Social Security Number:
for Taxpayer	THE BOX AT RIGHT AND CERTIFY BY
Identification	SIGNING AND DATING BELOW	OR
Number (TIN)
Employer Identification Number:

Part 2 –

	Awaiting TIN	☐
	Exempt	☐

Part 3 – Exemption from FATCA reporting code (if any):

Part 4 — Exempt Payee Code (if any):
For instructions regarding exemption from FATCA reporting code and exempt payee code, see Form W-9 Instructions at http://www.irs.gov/pub/irs-pdf/fw9.pdf

CERTIFICATION – UNDER PENALTIES OF PERJURY, I CERTIFY THAT: (1) The number shown on this form is my correct Taxpayer Identification Number (or I am waiting for a number to be issued to me), and (2) I am not subject to backup withholding because (a) I am exempt from backup withholding, or (b) I have not been notified by the Internal Revenue Service (the “IRS”) that I am subject to backup withholding as a result of a failure to report all interest or dividends, or (c) the IRS has notified me that I am no longer subject to backup withholding, (3) I am a U.S. person (including a U.S. resident alien), and (4) the FATCA code(s) entered on this form (if any) indicating that I am exempt from FATCA reporting is correct.

CERTIFICATION INSTRUCTIONS – You must cross out item (2) above if you have been notified by the IRS that you are currently subject to backup withholding because you have failed to report all interest and dividends on your tax return. If you are exempt from backup withholding, check the “Exempt” Box in Part 2.

The IRS does not require your consent to any provision of this document other than certifications required to avoid backup withholding.

SIGNATURE	DATE

NAME (Please Print)

ADDRESS (Number and street)

City, State and Zip Code

NOTE:

FAILURE TO COMPLETE AND RETURN THIS FORM MAY RESULT IN BACKUP WITHHOLDING OF 28 PERCENT OF ANY PAYMENT MADE TO YOU PURSUANT TO THE OFFER. PLEASE REVIEW THE ENCLOSED GUIDELINES FOR CERTIFICATION OF TAXPAYER IDENTIFICATION NUMBER ON SUBSTITUTE FORM W-9 FOR ADDITIONAL DETAILS.

U.S. HOLDERS MUST COMPLETE THE FOLLOWING CERTIFICATE IF THEY CHECKED THE “AWAITING TIN” BOX IN PART 2 OF SUBSTITUTE FORM W-9.

CERTIFICATE OF AWAITING TAXPAYER IDENTIFICATION NUMBER

I certify under penalties of perjury that a taxpayer identification number has not been issued to me, and either (a) I have mailed or delivered an application to receive a taxpayer identification number to the appropriate Internal Revenue Service Center or Social Security Administration Office or (b) I intend to mail or deliver an application in the near future. I understand that if I do not provide a taxpayer identification number to the payer by the time of payment, 28% of all reportable payments made to me will be withheld until I provide a number and that, if I do not provide my taxpayer identification number within 60 calendar days, such retained amounts shall be remitted to the IRS as backup withholding.

Signature	Date

GUIDELINES FOR CERTIFICATION OF TAXPAYER IDENTIFICATION

NUMBER ON SUBSTITUTE FORM W-9

Guidelines for Determining the Proper Identification Number to Give the Payer.

Social Security numbers have nine digits separated by two hyphens: i.e., 000-000-000. Employer identification numbers have nine digits separated by only one hyphen: i.e., 00-0000000. The table below will help determine the number to give the payer.

For this type of account:		Give the NAME and SOCIAL SECURITY or EMPLOYER IDENTIFICATION number of

1.	Individual	The individual

2.	Two or more individuals (joint account)	The actual owner of the account or, if combined funds, the first individual on the account(1)

3.	Custodian account of a minor (Uniform Gift to Minors Act)	The minor(2)

4.	a. The usual revocable savings trust (grantor is also trustee)	The grantor trustee(1)
	b. So-called trust account that is not a legal or valid trust under state law	The actual owner(1)
5.	Sole proprietorship or single-owner LLC	The owner(3)

For this type of account:		Give the NAME and EMPLOYER IDENTIFICATION number of

6.	A valid trust, estate, or pension trust	The legal entity(4)

7.	Corporate or LLC electing corporate status on Form 8832	The corporation

8.	Association, club, religious, charitable, educational or other tax-exempt organization	The organization

9.	Partnership or multi-member LLC	The partnership

10.	A broker or registered nominee	The broker or nominee

11.	Account with the Department of Agriculture in the name of a public entity (such as a state or local government, school district, or prison) that receives agricultural program payments	The public entity

(1)         List first and circle the name of the person whose number you furnish. If only one person on a joint account has an SSN, that person’s number must be furnished.

(2)         Circle the minor’s name and furnish the minor’s SSN.

(3)         Show the name of the individual owner. Use either SSN or EIN.

(4)         List first and circle the name of the legal trust, estate, or pension trust. (Do not furnish the taxpayer identification number of the personal representative or trustee unless the legal entity itself is not designated in the account title.)

NOTE: If no name is circled when more than one name is listed, the number will be considered to be that of the first name listed.

GUIDELINES FOR CERTIFICATION OF TAXPAYER IDENTIFICATION

NUMBER ON SUBSTITUTE FORM W-9 (PAGE 2)

How to Get a TIN

To apply for an SSN, obtain Form SS-5, Application for a Social Security Card, at the local office of the Social Security Administration or get this form on-line at www.ssa.gov/online/ss-5.pdf. You may also get this form by calling 1-800-772-1213. You can apply for an EIN online by accessing the IRS website at www.irs.gov/businesses and clicking on Employer ID Numbers under Business Topics. Use Form SS-4, Application for Employer Identification Number, to apply for an EIN. You can get Form SS-4 from the IRS by calling 1-800-TAX-FORM (1-800-829-3676) or from the IRS web site at www.irs.gov.

If you do not have a TIN, write “Applied For” in Part 1, check the “Awaiting TIN” Box in Part 2, sign and date the form in the two spaces indicated, and return it to the payer. For interest and dividend payments and certain payments made with respect to readily tradable instruments, you will generally have 60 calendar days to get a TIN and give it to the payer. If the payer does not receive your TIN within 60 calendar days, backup withholding, if applicable, will begin and continue until you furnish your TIN.

Note: Writing “Applied For” on the form means that you have already applied for a TIN or that you intend to apply for one soon. As soon as you receive your TIN, complete another Form W-9, include your TIN, sign and date the form, and return it to the payer.

Payees Exempt from Backup Withholding

Generally, individuals (including sole proprietors) are not exempt from backup withholding. Corporations generally are exempt from backup withholding.

Note: If you are exempt from backup withholding, you should still complete Substitute Form W-9 to avoid possible erroneous backup withholding. If you are exempt, enter your correct TIN in Part 1, check the “Exempt” Box in Part 2, and sign and date the form.

Exempt Payees

Backup withholding is not required on any payments made to the following payees:

(1)         An organization exempt from tax under section 501(a), any IRA, or a custodial account under section 403(b)(7) if the account satisfies the requirements of section 401(f)(2).

(2)         The United States or any of its agencies or instrumentalities.

(3)         A state, the District of Columbia, a possession of the United States, or any of their political subdivisions or instrumentalities.

(4)         A foreign government or any of its political subdivisions, agencies, or instrumentalities.

(5)         An international organization or any of its agencies or instrumentalities.

Other payees that may be exempt from backup withholding include:

(6)        A corporation.

(7)         A foreign central bank of issue.

(8)         A dealer in securities or commodities required to register in the United States, the District of Columbia, or a possession of the United States.

(9)         A futures commission merchant registered with the Commodity Futures Trading Commission.

(10)  A real estate investment trust.

(11)  An entity registered at all times during the tax year under the Investment Company Act of 1940.

(12)  A common trust fund operated by a bank under section 584(a).

(13)  A financial institution.

(14)  A middleman known in the investment community as a nominee or custodian.

(15)  A trust exempt from tax under section 664 or described in section 4947.

Exempt payees described above should file Form W-9 to avoid possible erroneous backup withholding.

FILE THIS FORM WITH THE PAYER, FURNISH YOUR TAXPAYER IDENTIFICATION NUMBER, CHECK THE “EXEMPT” BOX IN PART 2 OF THE FORM, SIGN AND DATE THE FORM AND RETURN IT TO THE PAYER.

Privacy Act Notice. Section 6109 of the Internal Revenue Code requires you to provide your correct TIN to persons who must file information returns with the IRS to report interest, dividends, and certain other income paid to you, mortgage interest you paid, the acquisition or abandonment of secured property, cancellation of debt, or contributions you made to an IRA, or Archer MSA or HSA. The IRS uses the numbers for identification purposes and to help verify the accuracy of your tax return. The IRS may also provide this information to the Department of Justice for civil and criminal litigation, and to cities, states, the District of Columbia, and U.S. possessions to carry out their tax laws. The IRS may also disclose this information to other countries under a tax treaty, to federal and state agencies to enforce federal nontax criminal laws, or to federal law enforcement and intelligence agencies to combat terrorism.

You must provide your TIN whether or not you are required to file a tax return. Payers must generally withhold 28% of taxable interest, dividend, and certain other payments to a payee who does not give a TIN to a payer. Certain penalties may also apply.

Penalties

Failure to Furnish TIN. If you fail to furnish your correct TIN to a payer, you are subject to a penalty of US$50 for each such failure unless your failure is due to reasonable cause and not to willful neglect.

Civil Penalty for False Information With Respect to Withholding. If you make a false statement with no reasonable basis that results in no backup withholding, you are subject to a US$500 penalty.

Criminal Penalty for Falsifying Information. Willfully falsifying certifications or affirmations may subject you to criminal penalties including fines and/or imprisonment.

Misuse of TINs. If the payer discloses or uses TINs in violation of federal law, the payer may be subject to civil and criminal penalties.

FOR ADDITIONAL INFORMATION, CONTACT YOUR TAX ADVISOR OR THE INTERNAL REVENUE SERVICE.

THE DEPOSITARY FOR THE OFFER IS:

By Mail, Registered Mail, Hand or Courier

200 University Avenue, Suite 300

Toronto ON M5H 4H1

Attention:  Corporate Actions

Inquiries

Toll Free (North America): 1-866-393-4891

Local: 416-361-0152

Facsimile: 416-361-0470

E-mail: corporateactions@equityfinancialtrust.com

THE INFORMATION AGENT FOR THE OFFER IS:

The Exchange Tower

130 King Street West, Suite 2950, P.O. Box 361

Toronto, Ontario M5X 1E2

North American Toll Free Phone:

1-866-229-8874

E-mail: contactus@kingsdaleshareholder.com

Facsimile: (416) 867-2271

Toll Free Facsimile: 1-866-545-5580

Outside North America, Banks and Brokers Call Collect: (416) 867-2272

Any questions or requests for assistance or additional copies of the Offer and Circular, the Letter of Transmittal or the Notice of Guaranteed Delivery may be directed to the Depositary or the Information Agent. Shareholders may also contact their investment advisor, stockbroker, bank, trust company or other nominee for assistance concerning the Offer.